Exhibit 99.1

MarkWest Hydrocarbon, Inc.	Contact:	Frank Semple, President & CEO
155 Inverness Drive West, Suite 200		Jim Ivey, CFO
Englewood, CO 80112-5000		Andy Schroeder, VP and Treasurer
(800) 730-8388	Phone:	(303) 290-8700
(303) 290-8700	E-mail:	investorrelations@markwest.com
(303) 290-8769 Fax	Website:	www.markwest.com

MarkWest Hydrocarbon Announces Delayed Filing of its 2005
Quarterly Reports on Form 10-Qs

DENVER-December 1, 2005-MarkWest Hydrocarbon, Inc. (AMEX: MWP) today announced that it must delay its anticipated completion and filing of its Quarterly Reports on Form 10-Q for the first, second and third quarters of 2005 with the Securities and Exchange Commission (“SEC”) beyond the November 30, 2005 Revised Plan of Action scheduled date to bring the Company back into compliance with the American Stock Exchange’s (the “Exchange”) listing requirements.  This delay is a result of the Company having to perform additional review and consideration of financial results in order to ensure complete and accurate results in association with the quarterly filings.  The Company has advised the Exchange of this delay and should be completing this additional review shortly.  The Company intends to file the Quarterly Reports on Form 10-Q for the first, second and third quarters of 2005 as soon as reasonably possible.

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MarkWest Hydrocarbon, Inc. (AMEX: MWP) controls and operates MarkWest Energy Partners, L.P. (AMEX: MWE), a publicly-traded limited partnership engaged in the gathering, processing and transmission of natural gas; the transportation, fractionation and storage of natural gas liquids; and the gathering and transportation of crude oil. We also market natural gas and NGLs.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included or incorporated herein may constitute forward-looking statements. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct. The forward-looking statements involve risks and uncertainties that affect our operations, financial performance and other factors as discussed in our filings with the Securities and Exchange Commission (“SEC”). Among the factors that could cause results to differ materially are those risks discussed in our Form 10-K for the year ended December 31, 2003, and our Forms 10-Q for 2004, as filed with the SEC.